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                                                                    EXHIBIT 12.1


                               Jameson Inns, Inc.
           Calculation of Ratios of Earnings to Combined Fixed Charges
                          and Preferred Stock Dividends

                                                                             Year Ended December 31
                                                        ----------------------------------------------------------------
                                                            1993          1994         1995         1996         1997
                                                        -----------    ----------   ----------   ----------   ----------
Consolidated income (loss) before extraordinary items   $  (143,459)   $1,311,157   $1,791,268   $4,040,809   $6,595,132
Interest                                                  1,442,224       305,130    1,503,373    1,292,427      698,203
Amortization                                                136,227        34,312       87,151       93,085       79,515
                                                        -----------    ----------   ----------   ----------   ----------

               Earnings                                 $ 1,434,992    $1,650,599   $3,381,792   $5,426,321   $7,372,850
                                                        ===========    ==========   ==========   ==========   ==========

Interest                                                $ 1,442,224    $  305,130   $1,503,373   $1,292,427   $  698,203
Amortization                                                136,227        34,312       87,151       93,085       79,515
Preferred stock dividends                                    24,750            --      489,949           --           --
Interest capitalized during the period                       48,342       182,569      381,508      526,130      637,290
                                                        -----------    ----------   ----------   ----------   ----------

               Fixed Charges                            $ 1,651,543    $  522,011   $2,461,981   $1,911,642   $1,415,008
                                                        ===========    ==========   ==========   ==========   ==========

Ratio of earnings to fixed charges and preferred
  stock dividends                                              0.87          3.16         1.37         2.84         5.21
                                                        ===========    ==========   ==========   ==========   ==========